Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter 2015

Company reports adjusted EBITDA of $620,000

BOSTON, MA (July 30, 2015) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended June 30, 2015.

“Brightcove reported second quarter results that were in-line with our profitability expectations, while revenue was slightly below expectations due to the timing of certain customer renewals,” said David Mendels, Chief Executive Officer of Brightcove.  “We are delivering positive performance in many areas of the company, especially in North America and Japan, though we have seen some softness in our European business. We have taken steps to improve our execution in Europe and believe they will improve results going forward.”

Mendels continued, “From a demand perspective, our digital marketing business is gaining traction, reflecting the significant opportunity for video as part of the cloud marketing automation stack. We are also seeing early interest from Media companies in our ad yield optimization solution that combines Brightcove Perform and Brightcove Once to significantly improve content monetization.  We remain confident our strategy can deliver consistent double-digit growth in the future, while also generating strong shareholder value.”

Second Quarter 2015 Financial Highlights:

•	Revenue for the second quarter of 2015 was $32.8 million, an increase of 6% compared to $31.0 million for the second quarter of 2014. Subscription and support revenue was $31.9 million, an increase of 7% compared with $29.9 million for the second quarter of 2014.

•	Gross profit for the second quarter of 2015 was $21.3 million, compared to $20.6 million for the second quarter of 2014, representing a gross margin of 65% for the second quarter of 2015. Non-GAAP gross profit for the second quarter of 2015 was $21.9 million, representing a year-over-year increase of 3% and a non-GAAP gross margin of 67%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $3.2 million for the second quarter of 2015, compared to a loss from operations of $4.0 million for the second quarter of 2014. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $964,000 for the second quarter of 2015, an improvement compared to a non-GAAP loss from operations of $1.1 million during the second quarter of 2014.

•	Net loss was $3.6 million, or $0.11 per diluted share, for the second quarter of 2015. This compares to a net loss of $4.3 million, or $0.13 per diluted share, for the second quarter of 2014. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.5 million for the second quarter of 2015, or $0.04 per diluted share, compared to a non-GAAP net loss of $1.4 million for the second quarter of 2014, or $0.04 per diluted share.

•	Adjusted EBITDA was $620,000 for the second quarter of 2015, compared to $173,000 for the second quarter of 2014. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $385,000, compared to $724,000 for the second quarter of 2014.

•	Free cash flow was negative $1.6 million after the company invested $2.0 million in capital expenditures and capitalization of internal-use software during the second quarter of 2015. Free cash flow was negative $861,000 for the second quarter of 2014.

•	Cash and cash equivalents were $21.2 million as of June 30, 2015 compared to $21.9 million at March 31, 2015.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•	Ended the quarter with 5,404 customers, of which 1,847 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Barstool Sports, Canadian Football League, Forecast Communication Inc., Manchester City Football Club, News Corp Australia, Quebecor Media Inc., Rogers Media Inc., The Food Channel, Time, Inc., Vox Media and Yelp, among others.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Aon, BassMasters, Blue Jeans Network, Bryant University, GoNoodle, Ingram Micro, Janssen Pharmaceuticals, Morningstar, Skillshare, Sotheby’s and Udemy, among others.

•	Introduced a Brightcove-specific Amazon Fire TV web app kit that helps content owners optimize the delivery of their content from Brightcove Video Cloud directly to Amazon Fire TV. This latest integration leverages the Brightcove Player so that publishers can run ads against their content on Amazon Fire TV using the Google IMA3 advertising plugin and view analytics related to video consumption on Amazon Fire TV in Brightcove Video Cloud.

•	Announced the general availability of the new Brightcove Video Cloud, which includes updates such as a new HTML5 user interface and faster upload and playback time. The latest release also includes a set of new features including mobile and social publishing, a custom report builder that enables advanced video analytics, and integrations with leading content management systems such as Drupal, Adobe Experience Manager, WordPress, and SharePoint.

•	Announced general availability of Brightcove Audience. Part of Brightcove's Video Marketing Suite, Audience allows marketers to feed video engagement data directly into marketing automation platforms such as Oracle Eloqua and Marketo to capture leads and to convert video engagement data into contact tracking, lead scoring, and customer segmentation.

•	Average revenue per premium customer was $64,000 in the second quarter of 2015. This is an increase of 6.7% from $60,000 in the comparable period in 2014.

•	Recurring dollar retention rate was 88% in the second quarter of 2015, which was below our historical target in the low to mid 90% range. Foreign currency affected our retention rate by 200 basis points and late renewals affected our retention rate by 300 basis points in the quarter.

Business Outlook

Based on information as of today, July 30, 2015, the Company is issuing the following financial guidance:

Third Quarter 2015:

•	Revenue is expected to be in the range of $32.9 million to $33.4 million.

•	Non-GAAP loss from operations is expected to be in the range of $0 to $500,000, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.4 million.

•	Adjusted EBITDA is expected to be in the range of $1.1 million to $1.6 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and taxes totaling approximately $4.0 million.

•	Non-GAAP net loss per diluted share is expected to be $0.01 to $0.03, assuming approximately 32.6 million shares outstanding.

Full Year 2015:

•	Revenue is expected to be in the range of $132.5 million to $133.5 million. Full year revenue is being impacted by $4.2 million due to foreign exchange rate fluctuations. We anticipate professional services will be approximately $1 million per quarter for the remainder of the year.

•	Non-GAAP loss from operations is expected to be in the range of $500,000 to $1.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.2 million to $9.6 million.

•	Adjusted EBITDA is expected to be in the range of $5.0 to $6.0 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $16.5 million to $16.9 million.

•	Non-GAAP net loss per diluted share is expected to be $0.06 to $0.09, assuming approximately 32.6 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 30, 2015, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13613339. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq:BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,000 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and non-GAAP diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense,  other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees.  Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue.  Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.  The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

DoShik Wood

Brightcove Inc.

dwood@brightcove.com

617-299-8453

Brightcove Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$21,238	$22,916
Accounts receivable, net of allowance	19,235	21,463
Prepaid expenses and other current assets	5,254	4,342
Deferred tax asset	19	109
Total current assets	45,746	48,830
Property and equipment, net	10,598	10,372
Intangible assets, net	15,319	16,898
Goodwill	50,776	50,776
Restricted cash	201	201
Other assets	1,031	507
Total assets	$123,671	$127,584
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,883	$1,618
Accrued expenses	9,795	11,722
Capital lease liability	1,080	1,159
Current portion of long-term debt	697	-
Deferred revenue	28,808	29,640
Total current liabilities	43,263	44,139
Deferred revenue, net of current portion	122	64
Other liabilities	3,199	2,618
Total liabilities	46,584	46,821

Stockholders' equity:
Common stock	33	32
Additional-paid-in-capital	217,370	214,524
Accumulated other comprehensive loss	(822)	(776)
Accumulated deficit	(139,494)	(133,017)
Total stockholders’ equity	77,087	80,763
Total liabilities and stockholders' equity	$123,671	$127,584

Brightcove Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Subscription and support revenue	$31,917	$29,929	$63,728	$59,304
Professional services and other revenue	931	1,074	2,005	2,804
Total revenue	32,848	31,003	65,733	62,108
Cost of revenue: (1) (2)
Cost of subscription and support revenue	10,357	9,109	20,703	18,629
Cost of professional services and other revenue	1,201	1,315	2,447	3,062
Total cost of revenue	11,558	10,424	23,150	21,691
Gross profit	21,290	20,579	42,583	40,417
Operating expenses: (1) (2)
Research and development	7,267	6,792	15,087	13,361
Sales and marketing	11,903	12,095	22,742	23,441
General and administrative	5,209	5,148	10,370	9,862
Merger-related	62	521	76	2,388
Total operating expenses	24,441	24,556	48,275	49,052
Loss from operations	(3,151)	(3,977)	(5,692)	(8,635)
Other expense, net	(429)	(294)	(653)	(406)
Loss before income taxes and non-controlling interest in
consolidated subsidiary	(3,580)	(4,271)	(6,345)	(9,041)
Provision for income taxes	66	56	132	123
Net loss	$(3,646)	$(4,327)	$(6,477)	$(9,164)

Net loss per share—basic and diluted	$(0.11)	$(0.13)	$(0.20)	$(0.29)

Weighted-average shares —basic and diluted	32,548	32,145	32,522	31,595

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$51	$50	$71	$110
Cost of professional services and other revenue	19	16	52	68
Research and development	226	178	660	574
Sales and marketing	463	512	921	1,145
General and administrative	577	741	1,085	1,350

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$507	$1,015	$930
Research and development	31	41	63	72
Sales and marketing	250	316	501	581

Brightcove Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Operating activities	2015	2014
Net loss	$(6,477)	$(9,164)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,802	3,958
Stock-based compensation	2,789	3,247
Provision for reserves on accounts receivable	167	41
Amortization of premium on investments	-	1
Loss on disposal of equipment	44	91
Changes in assets and liabilities:
Accounts receivable	2,035	2,261
Prepaid expenses and other current assets	(878)	(1,755)
Other assets	(530)	1,188
Accounts payable	1,332	(3,177)
Accrued expenses	(2,127)	(4,416)
Deferred revenue	(726)	3,515
Net cash provided by (used in) operating activities	431	(4,210)

Investing activities
Purchases of property and equipment	(2,441)	(1,487)
Capitalization of internal-use software costs	(336)	(875)
Cash paid for acquisition, net of cash acquired	-	(9,100)
Maturities of investments	-	3,060
Decrease in restricted cash	-	113
Net cash used in investing activities	(2,777)	(8,289)

Financing activities
Proceeds from exercise of stock options	58	555
Proceeds from issuance of debt	1,704	-
Payments on debt	(404)	-
Payments under capital lease obligation	(627)	(524)
Net cash provided by financing activities	731	31

Effect of exchange rate changes on cash	(63)	206

Net decrease in cash and cash equivalents	(1,678)	(12,262)
Cash and cash equivalents at beginning of period	22,916	33,047
Cash and cash equivalents at end of period	$21,238	$20,785

Brightcove Inc.
Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to
Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GROSS PROFIT:
GAAP gross profit	$21,290	$20,579	$42,583	$40,417
Stock-based compensation expense	70	66	123	178
Amortization of acquired intangible assets	508	507	1,015	930
Non-GAAP gross profit	$21,868	$21,152	$43,721	$41,525
LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,151)	$(3,977)	$(5,692)	$(8,635)
Stock-based compensation expense	1,336	1,497	2,789	3,247
Merger-related expenses	62	521	76	2,388
Amortization of acquired intangible assets	789	864	1,579	1,583
Non-GAAP loss from operations	$(964)	$(1,095)	$(1,248)	$(1,417)
NET LOSS:
GAAP net loss	$(3,646)	$(4,327)	$(6,477)	$(9,164)
Stock-based compensation expense	1,336	1,497	2,789	3,247
Merger-related expenses	62	521	76	2,388
Amortization of acquired intangible assets	789	864	1,579	1,583
Non-GAAP net loss attributable to common stockholders	$(1,459)	$(1,445)	$(2,033)	$(1,946)
GAAP basic and diluted net loss per share	$(0.11)	$(0.13)	$(0.20)	$(0.29)
Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.06)	$(0.06)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share	32,548	32,145	32,522	31,595

Brightcove Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(3,646)	$(4,327)	$(6,477)	$(9,164)
Other expense, net	(429)	(294)	(653)	(406)
Provision for income taxes	66	56	132	123
Merger-related expenses	62	521	76	2,388
Depreciation and amortization	2,373	2,132	4,802	3,958
Stock-based compensation expense	1,336	1,497	2,789	3,247
Adjusted EBITDA	$620	$173	$1,975	$958

Adjusted EBITDA margin	1.9%	0.6%	3.0%	1.5%